UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2025

COLLECTIVE AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street

New York, NY 10004

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (808) 829-1057

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2025, Collective Audience, Inc., a Delaware corporation (the “Company”), entered into that certain Debt for Equity Exchange Agreement (the “Abri Exchange Agreement 1”) with Abri Ventures I, LLC (“Abri”). Pursuant to the Abri Exchange Agreement 1, the Company converted certain outstanding debt in the amount of $1,000,000 owed by the Company to Abri, into 39,350,000 shares (the “Common Exchange Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in accordance with the terms thereof.

On March 21, 2025, the Company entered into that certain Debt for Equity Exchange Agreement (the “Abri Exchange Agreement 2”) with Abri. Pursuant to the Abri Exchange Agreement 2, the Company converted certain outstanding debt in the amount of $2,629,112 owed by the Company to Abri, into 21,033 shares of the Company’s newly created Series A Preferred Stock (the “Series A Preferred”) (the “Preferred Exchange Shares”), in accordance with the terms thereof.

On March 21, 2025, the Company entered into that certain Debt for Equity Exchange Agreement (the “Bordes Exchange Agreement,” and together with Abri Exchange Agreement 1 and Abri Exchange Agreement 2, the “Exchange Agreements”) with Peter Bordes, the Company’s chief executive officer. Pursuant to the Bordes Exchange Agreement, the Company converted certain outstanding debt in the amount of $300,000 owed by the Company to Bordes into 7,978 shares of Series A Preferred (the “Bordes Exchange Shares,” and together with the Common Exchange Shares and the Preferred Exchange Shares, the “Exchange Shares”), in accordance with the terms thereof.

The foregoing summary of the terms of the Exchange Agreements are not complete and are qualified in their entirety by reference to the full text of the Exchange Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report and are incorporated in this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated into this Item 3.02 by reference.

On February 11, 2025, per the terms of certain convertible promissory notes made by the Company in favor of Abri, Abri notified the Company of its election to convert $648,297.78 of the outstanding balance thereunder into 102,094,138 shares (the “Conversion 1 Shares”) of Common Stock. Further, per the terms of additional convertible promissory notes made by the Company in favor of Abri, on February 20, 2025, Abri notified the Company of its election to convert $218,816.00 of the outstanding balance thereunder into 34,459,213 shares of Common Stock (the “Conversion 2 Shares” and, together with the Exchange Shares and the Conversion 1 Shares, the “Shares”).

The issuance of the Shares by the Company have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the Shares were issued in transactions exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

2

Item 5.01 Change of Control of Registrant.

The information set forth in the second paragraph of Item 3.02 is incorporated into this Item 5.01 by reference.

Prior to the issuance of the Conversion 1 Shares, control of the company was not concentrated in any individual or affiliate stockholder group. Based on information reported by Abri in an amendment to its Schedule 13D filed with the SEC on February 27, 2025, immediately prior to the issuance of the Conversion 1 Shares, Abri owned no shares of the Company’s common stock. Based on 19,665,363 shares of Common Stock issued and outstanding as disclosed by the Company in the Quarterly Report on Form 10-Q filed on August 14, 2024, immediately after the issuance of the Conversion 1 Shares, Abri owned 83.85% of the Company’s outstanding Common Stock, resulting in a change in control of the Company. Following the issuance of the Conversion 2 Shares, the Exchange Shares, and certain private stock purchases with other stockholders of the Company (as described by Abri in an amendment to its Schedule 13D filed with the SEC on March 20, 2025), Abri now owns 92.38% of the Company’s outstanding Common Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Preferred Stock

On March 28, 2025, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware, designating 10,000,000 shares of the Company’s preferred stock as Series A Preferred Stock.

The terms and conditions set forth in the Series A Certificate of Designation are summarized below:

Par Value. The Series A Preferred has a par value of $1,000 per share.

Dividends. The holders of the outstanding shares of Series A Preferred shall be entitled to receive, when, as, and if declared by the Board of Directors (the “Board”), out of funds or assets legally available therefor, cumulative dividends at the annual rate of eighteen percent (18%) per annum of the Original Issue Price (as defined below), calculated on the basis of a 360-day year consisting of twelve 30-day months and shall accrue on a daily basis from the date of issuance of such Series A Preferred, whether or not declared. The “Original Issue Price” shall mean $1,000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, recapitalization, or other similar event affecting such shares. At the Company’s option, dividends on the Series A Preferred may be paid in (i) cash, (ii) by issuing additional fully paid and non-assessable shares of Series A Preferred (“PIK Dividends”), (iii) by distributing to holders of the Series A Preferred Share assets or property of the Company (“Asset Dividends”), or (iv) any combination of cash, PIK Dividends, and Asset Dividends.

Such dividends (whether paid in cash, in PIK Dividends, or as an Asset Distribution) shall be payable in preference and priority to any dividend on any Common Stock. The Company shall not declare or pay any dividend on the Common Stock (whether payable in cash, securities, or other property), without the written consent of holders of a majority of Series A Preferred Shares then issued and outstanding.

Voting. Except as provided by the Charter, or as otherwise required by Delaware law, holders of Series A Preferred are entitled to 10 votes per share of Series A Preferred held voting together as a single class with the Common Stock holders. However, the Company may not, without the consent of holders of a majority of the outstanding shares of Series A Preferred, (i) change its charter or bylaws to harm the Series A Preferred, (ii) issue or promise to issue any stock that is equal or senior to the Series A Preferred, (iii) make the Series A Preferred convertible into anything else, (iv) alter any stock that is on the same or lower level as the Series A Preferred to make it higher or equal, (v) buy back or pay dividends on any stock other than the Series A Preferred as allowed by its certificate, (vi) borrow more than $50,000, (vii) create or sell any non-wholly owned subsidiary or its assets, (viii) change the size of the Board of Directors, (ix) liquidate, merge, or sell the Company, or (x) modify any agreement with a founder, director, officer, or Series A Preferred holder.

3

Conversion. The Series A Preferred are not convertible.

Redemption. The Company or the holders of Series A Preferred can choose to redeem the Series A Preferred after five (5) years from the date they were issued, by paying the Original Issue Price plus any unpaid dividends in cash. The Company must notify the holders at least 30 days before the redemption date, stating how many shares, the date, and the price of redemption.

Liquidation. In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, or any Deemed Liquidation Event (as defined below) (collectively, a “Liquidation Event”), the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets, funds, or proceeds available for distribution of the Company (“Available Proceeds”) to the holders of Common Stock or any other class or series of capital stock ranking junior to the Series A Preferred upon liquidation, by reason of their ownership thereof, an amount per share equal to the Original Issue Price multiplied by 10.0, plus all accrued but unpaid dividends thereon (including, for the avoidance of doubt, any dividends that would be payable in the form of PIK Dividends if such dividends had been declared and paid at the time of such Liquidation Event) (the “Liquidation Preference”).

The foregoing summary of the Series A Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the copy of the Series A Certificate of Designation attached as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock.
10.1	Debt for Equity Exchange Agreement, by and between the Company and Abri Ventures I, LLC, dated March 19, 2025
10.2	Debt for Equity Exchange Agreement, by and between the Company and Abri Ventures I, LLC, dated March 21, 2025
10.3	Debt for Equity Exchange Agreement, by and between the Company and Peter Bordes, dated March 21, 2025
104	Cover Page Interactive Data File

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2025

COLLECTIVE AUDIENCE, INC.

By:	/s/ Peter Bordes
Name: Peter Bordes
Title: Chief Executive Officer

5